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                                                                    EXHIBIT 10.1

                                December 19, 2005


Penelope Parmes, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard
14th Floor
Costa Mesa, CA  92626-1998

         Re:      Agreement for Turn Over of Collateral
                  -------------------------------------


Dear Penelope:

         We understand that you are representing Prolong International Corporation and Prolong Super Lubricants, Inc. (collectively "Prolong"). This letter will serve to memorialize the agreement reached by our respective clients on Friday, December 16, 2005. As you know we represent St. Cloud Capital Partners, LP, a Delaware limited partnership ("St. Cloud"), Aspen Ventures LLC, a New York limited liability company, Bedford Oak Offshore, Ltd., a Cayman Islands company, and Bedford Oak Capital, L.P., a Delaware limited partnership (collectively "Secured Creditors"). The Secured Creditors hold certain rights pursuant to that certain Pledge And Security Agreement dated as of November 24, 2003 among Prolong International Corporation, Prolong Super Lubricants, Inc. (collectively "Prolong" or "Obligors") and St. Cloud, as Collateral Agent ("Pledge And Security Agreement"). Reference is also made to that certain Notice of Event of Default dated October 10, 2005, previously directed to your clients of which you are aware.(1)

         Under the terms of the Pledge And Security Agreement St. Cloud is the appointed Collateral Agent(2) for the benefit of the Secured Creditors. Pursuant to the terms of the Pledge And Security Agreement, St. Cloud has requested that Prolong cooperate with St. Cloud in the voluntary turn over of St. Cloud's collateral so that St. Cloud can proceed with an enforcement of its rights to sell or otherwise dispose of all or some of Prolong Super Lubricants, Inc.'s and Prolong International Corporation's property which serves as Collateral for the obligations of Prolong to St. Cloud. Specifically, St. Cloud intends to sell or otherwise dispose of the Collateral, including but not limited to Intellectual Property and General Intangibles (as more particularly described in the Pledge And Security Agreement) pursuant to either public or private sales or other dispositions in accordance with the Collateral Agent's rights under the Pledge And Security Agreement and applicable law. The Collateral Agent intends to proceed with its sales efforts forthwith upon the turn over of the Collateral.

--------------
(1) For your convenience we set forth a summary of certain of the loan documentation and a statement of indebtedness in the Addendum to this letter.
(2) As defined in the Pledge And Security Agreement.

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         This letter will confirm that Prolong will assemble and/or make available and/or deliver possession to the Collateral Agent, as required by the Pledge And Security Agreement, all Collateral, including but not limited to the following Collateral(3):

         (1)      Documents;

         (2)      General Intangibles;

         (3) Goods (including, without limitation, Documents Representing Goods and Software Embedded in Goods);

         (4)      Insurance;

         (5)      Intellectual Property;

         (6) Investment Related Property (including, without limitation, Deposit Accounts, stock certificates of Oryxe Entergy International, Inc., stock certificates of Prolong Super Lubricants, Inc., if any, and/or any other written evidence of ownership);

         (7)      Letter of Credit Rights and letters of credit;

         (8)      Money;

         (9) Business Records, including but not limited to Receivables and Receivable Records;

         (10)     Commercial Tort Claims;

         (11) Material Contracts, motor vehicles, choses in action and all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

         (12) all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

         Prolong has agreed to fully cooperate with Secured Creditors, and shall cause their respective agents and attorneys to cooperate in a prompt and timely manner, in connection with the performance of the turn over Collateral. Prolong agrees to execute and deliver to Secured Creditors all such documents, notices and agreements that shall reasonably be required in order to establish, confirm, affirm, perfect, and secure all rights, interests, and benefits accruing to Secured Creditors under the terms of this Agreement For Turn Over Of Collateral.


----------------
(3) See Pledge And Security Agreement for specific descriptions and definitions of the Collateral.

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         Prolong and Secured Creditors shall cooperate with each other in dealing with any administrative issues which arise in connection with Secured Creditors liquidation of its Collateral.

         Prolong has also agreed that because an Event of Default has occurred under the Pledge And Security Agreement, all amounts and proceeds (including checks) received by Prolong Super Lubricants, Inc., and Prolong International Corporation are deemed to be received in trust for the benefit of the Collateral Agent. Prolong has agreed that pursuant to The Pledge And Security Agreement all such amounts and proceeds (including checks) to be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         Prolong acknowledges that Secured Creditors may choose to fund certain expenses to fulfill certain unfilled orders for Prolong products using the name of Prolong and to otherwise realize upon the Collateral. Under the terms of the Loan Documents, Secured Creditors may chose to complete the pending orders by paying for the expenses of fulfilling such orders, and may fulfill such orders in the name of Prolong, provided, however, if Secured Creditors fulfill such orders, they will be fulfilling such orders for their own account, and not for the account of Prolong. The Secured Creditors shall have no obligation to fulfill such orders, and may elect in their sole discretion to fulfill all, some or none of the pending orders.

         Secured Creditors acknowledge that Prolong has retained Penelope Parmes, Esq. of Rutan & Tucker to represent Prolong in connection with the turn over of collateral and matters relating to the Prolong's current state of affairs. Secured Creditors further acknowledge that Prolong requires the effective assistance of counsel, and that presently there are no funds available in Prolong to pay Rutan & Tucker. In order to allow Prolong to retain Rutan & Tucker, Secured Creditors have agreed to subordinate their security interest and later set aside a fund of money, not to exceed $30,000.00, from the proceeds received from the liquidation of their Collateral as follows:

         A. After recovery of all costs relating to the fulfillment of any unfilled orders for Prolong products; and

         B. After payment to the Collateral Agent of not less than $100,000 of net proceeds from the liquidation of the Collateral;

         Collateral Agent will then set aside from the proceeds of Collateral a fund, not to exceed $30,000.00, from the next funds received upon liquidation of Collateral, which fund shall be sued to pay Rutan & Tucker legal fees. Rutan & Tucker may request payment from the Collateral Agent by presenting a summary of legal invoices and making a written request for payment. Payment from the $30,000.00 fund shall be made within 5 business days from receipt of said written request. Other than as expressly stated herein, the Secured Creditors shall have no obligations to pay the legal fees of Rutan & Tucker.

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         The foregoing subordination by Secured Creditors and the establishment of the $30,000.00 fund is not assignable to any other lawyer or law firm, and runs solely in favor of Rutan & Tucker.

         We also wish to confirm that due to the occurrence and continuation of the existing Events of Default, and acceleration of the indebtedness under the Loan Documents, Secured Creditors shall have no obligation or duty to fund any requested loan, extend any credit, fund and business transaction, or waive or forbear from the exercise of any right, power, or remedy, except as expressly provided herein.

         Nothing herein shall be deemed a waiver by Secured Creditors of any of their rights or remedies under applicable law, the Loan Documents or otherwise, or be deemed in any way to amend or modify any of the Loan Documents, or to impair the enforceability of any term or provision of the Loan Documents, the terms and provisions of which are and shall remain valid, binding and enforceable obligations of Obligors in accordance with their express terms.

         Other than as agreed to herein, Prolong is expressly reserving its rights at law and equity, all such rights being expressly reserved.

         The foregoing is not intended to be a complete statement of the rights and remedies of the Secured Creditors and the Collateral Agent. Accordingly, the Secured Creditors and Collateral Agent expressly reserve their rights to exercise any and all rights and remedies they hold, including without limitation their rights to foreclose on the Collateral and to otherwise enforce the Loan Documents.

         Please execute a copy of this letter confirming Prolong's agreement to the terms set forth herein. Please also contact me immediately so that the time and place of delivery of the above listed tangible Collateral to the Collateral Agent can be scheduled.

                                           Very truly yours,

                                           /s/  John A. Graham

                                           JOHN A. GRAHAM of
                                           Jeffer, Magels, Butler & Marmaro LLP


JAG:jag

cc:      Kenneth Bovard, Esq.
         Robert Lautz


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The foregoing Agreement For Turn Over Of Collateral is understood and agreed by
Prolong:

PROLONG INTERNATIONAL CORPORATION


By:  /s/   Elton Alderman
     -------------------------------------
         Elton Alderman, President


PROLONG SUPER LUBRICANTS, INC.


By:  /s/   Elton Alderman
     -------------------------------------
         Elton Alderman, President

Approved as to Form:

Rutan & Tucker



By:
      -------------------------------------
      Penelope Parmes, Attorneys for
      Prolong International Corporation and
      Prolong Super Lubricants, Inc.


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                                    ADDENDUM,
                                    ---------

                 SUMMARY OF LOAN DOCUMENTATION AND INDEBTEDNESS
                 ----------------------------------------------

         A. As of November 24, 2003, Prolong Int., Prolong SL, Prolong International Ltd., and Prolong International Holdings Ltd. entered into a Securities Purchase Agreement with the Secured Creditors;

         B. As of November 24, 2003, Prolong SL executed a $2,050,000 Secured Promissory Note in favor of St. Cloud Capital Partners, L.P.;

         C. As of November 24, 2003, Prolong SL executed and delivered a $162,500 Secured Promissory Note to the order of Bedford Oak Capital, L.P.;

         D. As of November 24, 2003, Prolong SL executed and delivered a $162,500 Secured Promissory Note to the order of Bedford Oak Offshore Ltd.;

         E. As of November 24, 2003, Prolong SL executed and delivered a $125,000 Secured Promissory Note to the order of Aspen Ventures LLC;

         F. As of November 24, 2003, Prolong Int. and Prolong SL executed and delivered a Pledge And Security Agreement in favor of St. Cloud Capital Partners, LP, as Collateral Agent. The obligations under the aforesaid Secured Promissory Notes in above recitals (and any additional advances), among other obligations of the Obligors, are secured by the collateral described in the Pledge And Security Agreement;

         G. As of November 24, 2003, Prolong Int. executed and delivered its written guaranty, guaranteeing the obligations of Prolong SL in favor of the Secured Creditors;

         H. As of August, 2004, Prolong Int., Prolong SL, Prolong International Ltd., and Prolong International Holdings Ltd., and certain other entities, entered into an Amendment to Securities Purchase Agreement with the Secured Creditors for the purpose of borrowing an additional $250,000.00 from the Secured Creditors. The foregoing Secured Promissory Notes, Securities Purchase Agreement, Amendment to Securities Purchase Agreement, Pledge And Security Agreement, and all documents and written agreements appertaining thereto are collectively referred to herein as "Loan Documents";

         I. The indebtedness owing by the Obligors to Secured Creditors under the Loan Documents is summarized as follows:

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        Principal                             $       2,602,619.77

        Interest                                        133,563.87
        [As of November 7, 2005,
        assumes no payment made]

        Late Fees                                         2,343.00

        Legal Fees                                       14,349.50
        [Latham & Watkins excludes 13-D
        filing contested charges]

        St. Cloud Board Fees                              7,250.00
        Royalties                                        21,124.00
        [remaining through 12/04]

        Misc. Expenses                                      913.55

Plus, continuing attorney's fees, costs and expenses.



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